                                  EXHIBIT 11.1

              Statement Regarding Computation Of Per Share Earnings

                     TB Wood's Corporation And Subsidiaries

                                 January 1, 1999

                                                                        1998           1997           1996
------------------------------------------------------------------------------------------------------------
Net income                                                             $7,890         $8,689         $4,640
                                                             ===============================================

Per share of common stock:
Basic:
    Income before extraordinary item                                   $ 1.34         $ 1.49         $ 1.08
    Extraordinary item                                                    .00            .00          (.24)
                                                             -----------------------------------------------

Net income per common share                                            $ 1.34         $ 1.49          $ .84
                                                             ===============================================

Weighted average shares of common stock and
   equivalents outstanding                                              5,874          5,833          5,520
                                                             ===============================================

Diluted:
   Income before extraordinary item                                    $ 1.33         $ 1.47         $ 1.06
   Extraordinary item                                                     .00            .00          (.23)
                                                             -----------------------------------------------

Net income per common share                                            $ 1.33         $ 1.47          $ .83
                                                             ===============================================

Weighted average shares of common stock and
   equivalents outstanding                                              5,932          5,921          5,600
                                                             ===============================================



                                       61